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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the registration statements (No. 33-97450, No. 33-86116, 333-14601 and No. 333-48446) on Form S-8 of PVF Capital
Corp. of our report dated September 9, 2004, relating to the consolidated statement of financial condition of PVF Capital Corp. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 2004 and 2003, which report appears in the June 30, 2004 Annual Report on Form 10-K of PVF Capital Corp.

                                             /s/ Crowe, Chizek and Company LLC

                                             Crowe, Chizek and Company LLC

Cleveland, Ohio
September 10, 2004